UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2008

China Bottles Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51724	87-1578749
(Commission File Number)	(IRS Employer Identification No.)

Huang Luahu Industrial Zone
Fogang County, Guangdong Province, PRC 511675

 (Address of principal executive offices and zip code)

(86) 763-462077

  (Registrant’s telephone number including area code)

  (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2008, the Chief Executive Officer and Chief Financial Officer of China Bottles, Inc. (the “Company”), Mr. Chong Hui Zhao, resigned as Chief Executive Officer of the Company. Mr. Zhao will remain as Chief Financial Officer and General Manager of the Company. There were no disagreements between Mr. Zhao and the Company on any matter relating to the Company’s operations, policies or practices, that resulted in his resignation as Chief Executive Officer of the Company.

On November 15, 2008, the Board of Directors of the Company appointed Mr. J. John Cheng to serve as the Chief Executive Officer of the Company effective immediately.

Mr. Cheng has been involved in the packaging industry for almost twenty years, and has held various senior management positions with large global package companies within packaging industries from beverage to cosmetics products packaging. In 1989, he led the technical team in PET plastics mold and machinery development with FMT Corp., and patented various packaging designs and processes during his tenure at FMT Corp. Between 1996 and 2000, Mr. Cheng was a director of Crown Cork and Seal, where he led the global R&D team of plastics technology and pioneered the development of beer in PET plastics and package light weighting. Since then he has also served as a director of business development for Constar International in the United States, and Vice President of Rexam Cosmetics in the Asia Pacific region. For the last four years, he managed a major packaging business in China as a group general manger of Great East Package Holdings Ltds. Mr. Cheng was educated in both China and the US and holds a BS and MS in mechanical engineering. He is also currently pursuing an MBA degree.

Mr. Cheng will receive a base salary of $100,000 Hong Kong dollars per month for a three year term. In addition, the Company shall issue to Mr. Cheng a total of two million shares of the Company, in the aggregate, during his three-year contract period, of which 500,000 shares will be issued on the first anniversary of his contract, 700,000 shares will be issued on the second anniversary of his contract and 800,000 shares will be issued on the third anniversary of his contract. However, in the event that total annual production of the Company’s wholly-owned subsidiary, Guozhu Holdings Limited (“Guozhu Holdings”), and Guozhu Holdings’ three operating subsidiaries for 2008 does not increase by 20%, Mr. Cheng shall only receive 75% of the number of shares described above in each contract year.

Mr. Cheng has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Cheng had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BOTTLES INC.

	By:	/s/ Chong Hui Zhao
Name: Chong Hui Zhao
Title: Chief Financial Officer
Dated: November 18, 2008